EQUITRANS MIDSTREAM ANNOUNCES FIRST QUARTER 2021 RESULTS
Canonsburg, PA (May 4, 2021) – Equitrans Midstream Corporation (NYSE: ETRN), today, announced financial and operational results for the first quarter 2021. Included in the "Non-GAAP Disclosures" section of this news release are important disclosures regarding the use of non-GAAP supplemental financial measures, including information regarding their most comparable GAAP financial measure.
Q1 2021 Highlights:
•Delivered first quarter 2021 results ahead of guidance
•Raised full-year 2021 adjusted EBITDA and free cash flow guidance
•Generated $77 million of net income and achieved $308 million of adjusted EBITDA
•Recorded 66% of total operating revenue from firm reservation fees
"As we continue to enhance our ESG platform, Equitrans has initiated measurable actions to advance diversity and inclusion in the workplace," said Thomas F. Karam, ETRN chairman and chief executive officer. "To reinforce our collective commitment, I have recently signed the CEO Pledge offered by the CEO Action for Diversity and Inclusion Coalition. We believe diverse perspectives lead to growth, improvement, and innovation, building stronger teams and delivering more opportunities to achieve and maintain long-term success."
"We were ahead of our forecast for the first quarter, with strong results in multiple areas including gathered volume, seasonal park and loan activity, and delivered water volume," said Diana M. Charletta, ETRN president and chief operating officer. "With this encouraging and positive start to the year, we are confident in our outlook for the remainder of 2021 and have increased our full-year financial guidance."
FIRST QUARTER 2021 SUMMARY RESULTS

$ millions (except per share metrics)
Net income attributable to ETRN common shareholders	$58.1
Adjusted net income attributable to ETRN common shareholders	$83.0
Earnings per diluted share attributable to ETRN common shareholders	$0.13
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.19
Net income	$76.6
Adjusted EBITDA	$308.2
Deferred revenue	$72.0
Net cash provided by operating activities	$229.6
Free cash flow	$109.6
Retained free cash flow	$44.7
Net income attributable to ETRN common shareholders for the first quarter 2021 was impacted by a $7.1 million unrealized gain on derivative instruments. The unrealized gain is reported within other income and relates to the contractual agreement with EQT Corporation (EQT) in which ETRN will receive cash from EQT conditioned on the quarterly average of certain Henry Hub natural gas prices exceeding certain thresholds during the three years following the Mountain Valley Pipeline's (MVP) in-service, but in no case extending beyond December 2024. The contract is accounted for as a derivative with the fair value marked-to-market at each quarter-end. Net income attributable to ETRN common shareholders for the first quarter 2021 was also impacted by a $41.0 million loss on extinguishment of debt primarily related to the purchase in a tender offer in January 2021 of $500 million in aggregate principal amount of outstanding EQM Midstream Partners, LP (EQM) 4.75% senior notes due 2023.
As a result of the gathering agreement with EQT entered into in February 2020, revenue from the contracted minimum volume commitment (MVC) is recognized utilizing an average rate applied over the 15-year contract life. The difference between the cash received from the contracted MVC and the revenue recognized results in the deferral of revenue into future periods. In the first quarter 2021, deferred revenue was $72.0 million.
Operating revenue for the first quarter was lower compared to the same quarter last year by $73.1 million, primarily from the impact of deferred revenue and lower water services revenue. The reduction in operating revenue was partially offset by increased revenue from higher gathering MVCs and higher park and loan activity. Operating expenses decreased by $56.6 million compared to the first quarter 2020, primarily as a result of a $55.6 million impairment of long-lived assets in the first quarter 2020. Additionally, operating and maintenance expense decreased versus the prior year quarter while selling, general and administrative and depreciation expense increased.
QUARTERLY DIVIDEND
For the first quarter 2021, ETRN will pay a quarterly cash dividend of $0.15 per common share on May 14, 2021 to ETRN common shareholders of record at the close of business on May 5, 2021.
TOTAL CAPITAL EXPENDITURES AND CAPITAL CONTRIBUTIONS

$ millions	Three Months Ended March 31, 2021	Full-Year 2021 Forecast
MVP	$9	$265 - $315
Gathering(1)	$48	$265 - $295
Transmission(2)	$5	$40 - $60
Water	$5	$20
Total	$67	$590 - $690
(1)Excludes $1.7 million of capital expenditures related to noncontrolling interests in Eureka Midstream Holdings, LLC (Eureka) for the three months ended March 31, 2021. Full-year 2021 forecast excludes approximately $20 million of capital expenditures related to the noncontrolling interests in Eureka. Includes $1 million of headquarters capital expenditures.
(2)Includes capital contributions to Mountain Valley Pipeline, LLC (MVP JV) for the MVP Southgate project.
OUTLOOK

$ millions	Q2 2021
Net income	$55 - $75
Adjusted EBITDA	$245 - $265
Deferred revenue	$75

$ millions	Full-Year 2021
Net income	$270 - $340
Adjusted EBITDA	$1,050 - $1,120
Deferred revenue	$296
Free cash flow	$265 - $335
Retained free cash flow	$5 - $75
BUSINESS AND PROJECT UPDATES
Outstanding Debt and Liquidity
As of March 31, 2021, ETRN reported $6.4 billion of consolidated long-term debt; $485 million of borrowings and $246 million of letters of credit outstanding under EQM's revolving credit facility; and $232 million of cash.

On April 16, 2021, EQM entered into an amendment to its revolving credit facility which, among other things, reduced the revolver size from $3.0 billion to $2.25 billion. The new revolver size is expected to provide better alignment with future business and liquidity needs.
Bond Offering and Tender
In January 2021, ETRN's wholly owned subsidiary, EQM, issued $800 million of 4.50% senior unsecured notes due 2029 and $1,100 million of 4.75% senior unsecured notes due 2031. Net proceeds from the offering and cash on hand were used to repay EQM's $1.4 billion term loan and to purchase, in a tender offer, $500 million in aggregate principal amount of outstanding EQM 4.75% senior notes due 2023.
Mountain Valley Pipeline
In February 2021, MVP JV requested revocation of its Nationwide Permit 12, previously issued by the U.S. Army Corps of Engineers (Army Corps), and initiated an alternative permitting process with the Army Corps and the Federal Energy Regulatory Commission (FERC) related to the project’s remaining waterbody and wetland crossings. MVP JV has submitted an individual permit application to the Army Corps, as well as related applications for 401 water quality certifications to West Virginia and Virginia, for approximately 300 crossings. Additionally, MVP JV submitted a Certificate Amendment application to the FERC, requesting a change to utilize the boring method for approximately 120 crossings.

In March and April 2021, respectively, the Virginia Department of Environmental Quality and the West Virginia Department of Environmental Protection submitted requests to the Army Corps seeking to extend the 120-day review period to evaluate the respective 401 water quality certification applications. ETRN expects and supports that some additional review time will be granted. Accordingly, ETRN no longer expects that MVP JV will have the necessary waterbody and wetland crossing approvals by Q3 2021. MVP JV is now incorporating the winter 2021/2022 season into its project schedule and, as a result, is targeting a full in-service date during the summer of 2022 at a total project cost of approximately $6.2 billion. As of March 31, 2021, ETRN funded approximately $2.3 billion and, based on the total project cost estimate, expects to fund a total of approximately $3.1 billion and to have an approximate 47.8% ownership interest in MVP. ETRN will operate the pipeline.
MVP Southgate
Based on the adjustment to MVP's targeted full in-service date and current expectations regarding timing of MVP Southgate permit approvals, ETRN is targeting commencing construction during 2022 and placing the project in-service during the spring of 2023. The approximately 75-mile pipeline is designed to receive gas from MVP in Virginia for transport to new delivery points in Rockingham and Alamance Counties, North Carolina. With a total project cost estimate of approximately $450 million to $500 million, MVP Southgate is backed by a 300 MMcf per day firm capacity commitment from Dominion Energy North Carolina and, as designed, the pipeline has expansion capabilities that could provide up to 900 MMcf per day of total capacity. ETRN has a 47.2% ownership interest in MVP Southgate and will operate the pipeline.
Water Services
Water operating income was $4.5 million and water EBITDA was $12.7 million in the first quarter 2021. Water operating loss is forecast to be approximately $8 million for the full-year 2021 and water EBITDA is forecast to be approximately $25 million for the full-year 2021.
Q1 2021 Earnings Conference Call Information
ETRN will host a conference call with security analysts today, May 4, 2021, at 10:30 a.m. (ET) to discuss first quarter 2021 financial results, operating results, and other business matters.
Call Access: All participants must pre-register online, in advance of the call. Upon completion, registered participants will receive a confirmation email that includes instructions for accessing the call, as well as a unique registration ID and passcode. Please pre-register using the appropriate online registration links below:
Security Analysts :: Audio Registration
Your email confirmation will contain dial-in information, along with your unique ID and passcode.
All Other Participants :: Webcast Registration
Your email confirmation will contain the webcast link, along with your unique ID and passcode.

Call Replay: For 14 days following the call, an audio replay will be available at (800) 585-8367 or (416) 621-4642. The ETRN conference ID: 2864556.
ETRN management speaks to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via www.equitransmidstream.com.

NON-GAAP DISCLOSURES
Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders
Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders are non-GAAP supplemental financial measures that management and external users of ETRN’s consolidated financial statements, such as investors, may use to make period-to-period comparisons of earnings trends. Management believes that adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders as presented provide useful information for investors for evaluating period-over-period earnings. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders should not be considered as alternatives to net income attributable to ETRN common shareholders, earnings per diluted share attributable to ETRN common shareholders or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders as presented have important limitations as analytical tools because they exclude some, but not all, items that affect net income attributable to ETRN common shareholders and earnings per diluted share attributable to ETRN common shareholders, including, as applicable, the premium on redemption of a portion of EQM’s Series A Perpetual Convertible Preferred Units (EQM Series A Preferred Units), transaction costs, impairments of long-lived assets, unrealized gain (loss) on derivative instruments and loss on extinguishment of debt, which items affect the comparability of results period to period. The impact of noncontrolling interests is also excluded from the calculations of adjustment items to adjusted net income attributable to ETRN common shareholders, as is the tax impact of non-GAAP items. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders should not be viewed as indicative of the actual amount of net income attributable to ETRN common shareholders or actual earnings of ETRN in any given period.
The table below reconciles adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders with net income attributable to ETRN common shareholders and earnings per diluted share attributable to ETRN common shareholders as derived from the statements of consolidated comprehensive income to be included in ETRN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

Reconciliation of Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders

	Three Months Ended March 31,
(Thousands, except per share information)	2021	2020
Net income attributable to ETRN common shareholders	$58,055	$69,732
Add back / (deduct):
Transaction costs	—	11,360
Impairments of long-lived assets	—	55,581
Unrealized gain on derivative instruments	(7,135)	(4,170)
Loss on extinguishment of debt	41,025	24,864
Noncontrolling interest impact of non-GAAP items	—	(22,267)
Tax impact of non-GAAP items(1)	(8,896)	(17,190)
Adjusted net income attributable to ETRN common shareholders	$83,049	$117,910
Diluted weighted average common shares outstanding	433,158	248,591
Adjusted earnings per diluted share attributable to ETRN common shareholders(2)	$0.19	$0.46
(1)The adjustments were tax effected at the Company’s federal and state statutory tax rate for each period.
(2)The three months ended March 31, 2020 includes the impact of using the if-converted method to calculate the dilutive effect of the Series A Preferred Units.
Adjusted EBITDA
As used in this news release, Adjusted EBITDA means, as applicable, net income, plus income tax expense, net interest expense, loss on extinguishment of debt, depreciation, amortization of intangible assets, impairments of long-lived assets, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense (income), and transaction costs, less equity income, AFUDC-equity, unrealized gain (loss) on derivative instruments and adjusted EBITDA attributable to noncontrolling interest.
The table below reconciles adjusted EBITDA with net income as derived from the statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended March 31, 2021.
Reconciliation of Adjusted EBITDA

	Three Months Ended March 31,
(Thousands)	2021	2020
Net income	$76,597	$189,560
Add:
Income tax expense	20,416	19,139
Net interest expense	95,144	66,754
Loss on extinguishment of debt	41,025	24,864
Depreciation	68,618	61,348
Amortization of intangible assets	16,205	14,581
Impairments of long-lived assets	—	55,581
Preferred Interest payments	2,746	2,764
Non-cash long-term compensation expense	4,445	4,544
Transaction costs	—	11,360
Less:
Equity income	(3)	(54,072)
AFUDC – equity	(118)	(236)
Unrealized gain on derivative instruments	(7,135)	(4,170)
Adjusted EBITDA attributable to noncontrolling interest(1)	(9,692)	(8,515)
Adjusted EBITDA	$308,248	$383,502

(1)Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended March 31, 2021 was calculated as net income of $3.9 million plus depreciation of $3.0 million, plus amortization of intangible assets of $2.1 million and plus interest expense of $0.7 million. Adjusted EBITDA attributable to noncontrolling interest for the three months ended March 31, 2020 was calculated as net income of $3.6 million, plus depreciation of $2.7 million, plus amortization of intangible assets of $1.2 million, and plus interest expense of $1.0 million.
Free Cash Flow
As used in this news release, free cash flow means net cash provided by operating activities plus principal payments received on the Preferred Interest, and less net cash provided by operating activities attributable to noncontrolling interest, premiums paid on debt extinguishment, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka capital expenditures), capital contributions to MVP JV, and distributions/dividends and redemption amounts paid to Series A Preferred unitholders/shareholders (as applicable).
Retained Free Cash Flow
As used in this news release, retained free cash flow means free cash flow less dividends paid to common shareholders and distributions paid to noncontrolling interest EQM common unitholders (as applicable).
The table below reconciles free cash flow and retained free cash flow with net cash provided by operating activities as derived from the statements of consolidated cash flows to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended March 31, 2021.
Reconciliation of Free Cash Flow and Retained Free Cash Flow

	Three Months Ended March 31,
(Thousands)	2021	2020
Net cash provided by operating activities	$229,552	$249,303
Add back / (deduct):
Principal payments received on the Preferred Interest	1,277	1,225
Net cash provided by operating activities attributable to noncontrolling interest(1)	(1,037)	(9,245)
ETRN Series A Preferred Shares dividends(2)	(14,628)	—
EQM Series A Preferred Unit distributions(3)	—	(25,501)
Premiums paid on debt extinguishment	(36,250)	—
Capital expenditures(4)(5)	(58,580)	(139,394)
Capital contributions to MVP JV	(10,723)	(45,150)
Free cash flow	$109,611	$31,238
Less:
Dividends paid to common shareholders (6)	(64,871)	(114,254)
Distributions paid to noncontrolling interest EQM common unitholders	—	(96,526)
Retained free cash flow	$44,740	$(179,542)
(1)Reflects 40% of $2.6 million and $23.1 million, which was Eureka’s standalone net cash provided by operating activities for the three months ended March 31, 2021 and 2020, respectively, which represents the noncontrolling interest portion for the three months ended March 31, 2021 and 2020, respectively.
(2)Reflects cash dividends paid of $0.4873 per ETRN Series A Perpetual Convertible Preferred Share.
(3)Reflects cash distributions paid of $1.0364 per EQM Series A Preferred Unit.
(4)Does not reflect amounts related to the noncontrolling interest share of Eureka.
(5)ETRN accrues capital expenditures when the work has been completed but the associated bills have not yet been paid. Accrued capital expenditures are excluded from the statements of consolidated cash flows until they are paid.
(6)Fourth quarter 2020 dividend of $0.15 per ETRN common share was paid during the first quarter 2021.
Adjusted EBITDA, free cash flow and retained free cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess:
•ETRN’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods
•The ability of ETRN’s assets to generate sufficient cash flow to pay dividends to ETRN’s shareholders

•ETRN’s ability to incur and service debt and fund capital expenditures and capital contributions
•The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities
ETRN believes that adjusted EBITDA, free cash flow, and retained free cash flow provide useful information to investors in assessing ETRN's financial condition and results of operations. Adjusted EBITDA, free cash flow, and retained free cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities, as applicable, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, free cash flow, and retained free cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income, operating income and net cash provided by operating activities. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted EBITDA, free cash flow, and retained free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Free cash flow and retained free cash flow should not be viewed as indicative of the actual amount of cash that ETRN has available for dividends or that ETRN plans to distribute and are not intended to be liquidity measures.
ETRN is unable to provide a reconciliation of projected adjusted EBITDA from projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected free cash flow or retained free cash flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. ETRN has not provided a reconciliation of projected adjusted EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income (loss) includes the impact of depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement, potential changes in estimates for certain contract liabilities and unbilled revenues and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, a reconciliation of projected adjusted EBITDA to projected net income is not available without unreasonable effort.
ETRN is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. ETRN is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. Therefore, ETRN is unable to provide projected net cash provided by operating activities, or the related reconciliation of each of projected free cash flow and projected retained free cash flow to projected net cash provided by operating activities without unreasonable effort. ETRN provides a range for the forecasts of net income, adjusted EBITDA, free cash flow and retained free cash flow to allow for the inherent difficulty of predicting certain amounts and the variability in the timing of cash spending and receipts and the impact on the related reconciling items, many of which interplay with each other.
Water EBITDA
As used in this news release, water EBITDA means the earnings before interest, taxes, depreciation and amortization of ETRN’s water services business. Water EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of ETRN’s water services business on ETRN’s operating performance and ETRN’s ability to incur and service debt and fund capital expenditures. Water EBITDA should not be considered as an alternative to ETRN’s net income, operating income or any other measure of financial performance presented in accordance with GAAP. Water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect net income and operating income. Additionally, because water EBITDA may be defined differently by other companies in ETRN’s industry, the definition of water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles water EBITDA from ETRN's water operating income as derived from ETRN's statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

ETRN has not provided a reconciliation of projected water EBITDA from projected water operating income, the most comparable measure calculated in accordance with GAAP. ETRN does not allocate certain costs, such as interest expenses, to individual assets within its business segments. Therefore, the reconciliation of projected water EBITDA from projected water operating income is not available without unreasonable effort.
Reconciliation of Water EBITDA

	Three Months Ended March 31,
(Thousands)	2021	2020
Water operating income	$4,477	$17,752
Add: Depreciation	8,175	7,116
Water EBITDA	$12,652	$24,868
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located assets in the Marcellus and Utica regions, ETRN has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 with the vision to be the premier midstream services provider in North America. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work.

For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com; and to learn more about our environmental, social, and governance practices, visit https://csr.equitransmidstream.com.
Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com
Media inquiries:
Natalie Cox – Communications and Corporate Affairs
412-395-3941
ncox@equitransmidstream.com
Cautionary Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “target,” "expect," "intend," "outlook" or “continue,” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside ETRN's control. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its affiliates, including guidance and any changes in such guidance regarding ETRN’s gathering, transmission and storage and water service revenue and volume growth, including the anticipated effects associated with the February 2020 Gas Gathering and Compression Agreement and related documents entered into with EQT Corporation (EQT) (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees) and volumes, deferred revenues, expenses, and contract liabilities, and the effects on liquidity, projected revenue, deferred revenue and contract liabilities associated with the EQT Global GGA and the MVP project (including changes in the targeted full in-service date for such project); the ultimate gathering fee relief provided to EQT under the EQT Global GGA and related agreements, including the exercise by EQT of any cash-out option as an alternative to receiving a portion of such relief; ETRN’s ability to de-lever; forecasted adjusted EBITDA (and incremental adjusted EBITDA with MVP full in-service), water operating income, water EBITDA, net income, free cash flow, retained free cash flow, leverage ratio, and deferred revenue; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water projects); the cost, capacity, shippers for, timing of regulatory approvals, final design (including expansions or extensions and capital and incremental adjusted EBITDA related thereto), ability to contract additional capacity on and targeted in-service dates of current or in-service projects or assets, in each case as applicable; the ultimate terms, partner relationships and structure of Mountain Valley Pipeline, LLC (MVP JV) and ownership interests therein; the impact of changes in the targeted full in-service date of the MVP project on, among other things, the fair value of the Henry Hub cash bonus provision of the EQT Global GGA; expansion projects in ETRN’s operating areas and in areas that would provide access to new markets; ETRN’s ability to provide produced water handling services and realize expansion opportunities and related capital avoidance; ETRN’s ability to identify and complete acquisitions and other strategic transactions, including joint ventures, effectively integrate transactions into ETRN’s operations, and achieve synergies, system optionality and accretion associated with transactions, including through increased scale; ETRN’s ability to access commercial opportunities and new customers for its water services business, and the timing and final terms of any definitive water services agreement or agreements between EQT and ETRN entered into pursuant to the letter agreement between the parties in respect of water services (Water Services Letter Agreement); any credit rating impacts associated with the MVP project, customer credit ratings changes, including EQT's, and defaults, acquisitions, dispositions and financings and any changes in EQM’s credit ratings; the impact of the dispute with EQT (or resolution thereof) regarding the Hammerhead gathering agreement and/or ownership of the Hammerhead pipeline on ETRN’s business and results of operations; the impact of such dispute (or resolution thereof) on investors’ perceptions of ETRN’s commercial relationship with EQT; the effect and outcome of future litigation and other proceedings, including regulatory proceedings; the effects of any consolidation of or effected by upstream gas producers, whether in or outside of the Appalachian Basin; the ability of ETRN’s contracts to survive a customer bankruptcy or restructuring, the outcome of any attempt to reject such contracts in such contexts (or related negotiations) and the impact on the Company’s results of operations and liquidity of a customer bankruptcy or restructuring; the timing and amount of future issuances or repurchases of ETRN’s securities; the effects of conversion, if at all, of ETRN’s preferred shares; the effects of seasonality; expected cash flows and MVCs, including those associated with the EQT Global GGA and any definitive agreement or agreements between EQT and the Company related to the Water Services Letter Agreement, and the potential impacts thereon of the commission timing and cost of the MVP project; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; dividend amounts, timing and rates; changes in commodity prices and the effect of commodity prices on ETRN's business; future decisions of customers in respect of curtailing natural gas production, choke management, timing of turning wells in line, rig and completion activity and related impacts on ETRN’s business; liquidity and financing requirements, including sources and availability; interest rates; the ability of ETRN’s subsidiaries (some of which are not wholly owned) to service debt under, and comply with the covenants contained in, their respective credit agreements; the MVP JV’s ability to raise project-level debt; expectations regarding production, gathered and water volumes in ETRN’s areas of operations; ETRN’s ability to achieve anticipated benefits associated with the execution of the EQT Global GGA, the Water Services Letter Agreement and related agreements; the impact on ETRN and its subsidiaries of the coronavirus disease 2019 (COVID-19) pandemic, including, among other things, effects on demand for natural gas and ETRN’s services, levels of production of associated gas from basins such as the Permian basin, commodity prices and access to capital; ETRN’s ability to achieve its ESG and sustainability goals (including goals set forth in its climate policy); the effects of government regulation; and tax status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial and other risks and uncertainties, many of which are difficult to predict and are beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth under "Item 1A. Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the SEC), as updated by the risk factors disclosed under Part II, "Item 1A. Risk Factors," of ETRN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 to be filed with the SEC and ETRN's subsequent filings. Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
	2021	2020

	(Thousands, except per share amounts)
Operating revenues	$379,996	$453,113
Operating expenses:
Operating and maintenance	34,099	38,422
Selling, general and administrative	35,494	29,739
Transaction costs	—	11,360
Depreciation	68,618	61,348
Amortization of intangible assets	16,205	14,581
Impairments of long-lived assets	—	55,581
Total operating expenses	154,416	211,031
Operating income	225,580	242,082
Equity income	3	54,072
Other income	7,599	4,163
Loss on extinguishment of debt	41,025	24,864
Net interest expense	95,144	66,754
Income before income taxes	97,013	208,699
Income tax expense	20,416	19,139
Net income	76,597	189,560
Net income attributable to noncontrolling interests	3,914	119,828
Net income attributable to ETRN	72,683	69,732
Preferred dividends	14,628	—
Net income attributable to ETRN common shareholders	$58,055	$69,732

Earnings per share of common stock attributable to ETRN common shareholders - basic	$0.13	$0.28
Earnings per share of common stock attributable to ETRN common shareholders - diluted	$0.13	$0.28

Weighted average common shares outstanding - basic	432,983	248,591
Weighted average common shares outstanding - diluted	433,158	248,591

EQUITRANS MIDSTREAM CORPORATION
GATHERING RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2021	2020

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues(1)	$148,192	$152,079
Volumetric-based fee revenues	101,884	157,968
Total operating revenues	250,076	310,047
Operating expenses:
Operating and maintenance	22,666	18,878
Selling, general and administrative	24,804	21,235
Transaction costs	—	4,104
Depreciation	46,547	40,440
Amortization of intangible assets	16,205	14,581
Impairments of long-lived assets	—	55,581
Total operating expenses	110,222	154,819
Operating income	$139,854	$155,228

Other income(2)	$7,135	$4,170

OPERATIONAL DATA
Gathered volumes (BBtu per day):
Firm capacity(1)	5,244	3,282
Volumetric-based services	3,345	5,014
Total gathered volumes	8,589	8,296

Capital expenditures(3)	$48,113	$111,454

(1)Includes revenues and volumes, as applicable, from contracts with MVCs.
(2)Other income includes the unrealized gains on derivative instruments associated with the Henry Hub cash bonus payment provision.
(3)Includes approximately $1.7 million and $12.5 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended March 31, 2021 and 2020, respectively.

EQUITRANS MIDSTREAM CORPORATION
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2021	2020

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$101,389	$99,597
Volumetric-based fee revenues	10,030	7,018
Total operating revenues	111,419	106,615
Operating expenses:
Operating and maintenance	7,282	9,441
Selling, general and administrative	8,849	5,182
Depreciation	13,800	13,558
Total operating expenses	29,931	28,181
Operating income	$81,488	$78,434

Equity income	$3	$54,072

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	2,937	3,000
Volumetric-based services	9	15
Total transmission pipeline throughput	2,946	3,015

Average contracted firm transmission reservation commitments (BBtu per day)	4,424	4,453

Capital expenditures(1)	$3,505	$10,798
(1)Transmission capital expenditures do not include capital contributions made to the MVP JV for the MVP and MVP Southgate projects of approximately $10.7 million and $45.2 million for the three months ended March 31, 2021 and 2020, respectively.

EQUITRANS MIDSTREAM CORPORATION
WATER RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2021	2020

FINANCIAL DATA	(Thousands)
Firm reservation fee revenues(1)	$1,844	$12,776
Volumetric based fee revenues	16,657	23,675
Water services revenues	18,501	36,451
Operating expenses:
Operating and maintenance	4,135	10,103
Selling, general and administrative	1,714	1,480
Depreciation	8,175	7,116
Total operating expenses	14,024	18,699
Operating income	$4,477	$17,752

OPERATIONAL DATA
Water volumes (MMgal)
Firm capacity reservation(1)	36	210
Volumetric based services	380	383
Total water volumes	416	593

Capital expenditures	$4,807	$3,476
(1)Includes revenues and volumes, as applicable, from contracts with MVCs.

Source: Equitrans Midstream Corporation